UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Ac
t of 1934 (Amendment No.  )
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ARCHER-DANIELS-MIDLAND COMPANY

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Archer-Daniels-Midland Company
Supplement to Proxy Statement for the 2024 Annual Meeting of Stockholders to be Held on May 23, 2024
*************
Explanatory Note
This proxy statement supplement dated April 30, 2024 (this “Supplement”) supplements and amends the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission by Archer-Daniels-Midland Company (“ADM,” the “Company,” “we,” “us,” or “our”) on April 10, 2024, relating to our 2024 Annual Meeting of Stockholders to be held on May 23, 2024 (the “Annual Meeting”).
Following the filing of the Proxy Statement, ADM and Vikram Luthar, the Company’s former Chief Financial Officer who was on administrative leave at the time the Proxy Statement was filed, entered into a Transition Agreement (the “Transition Agreement”), dated as of April 19, 2024, which provides for certain compensation actions, some of which impact the disclosures in the Proxy Statement. As a result, we are providing this Supplement to include a description of the Transition Agreement in the Proxy Statement and to update certain compensation tables and related information in the Proxy Statement as they relate to Mr. Luthar.
Except as specifically set forth herein, this Supplement does not otherwise modify or update any other disclosures presented in the Proxy Statement. We encourage you to read this Supplement carefully and in its entirety, together with the Proxy Statement. Capitalized terms used but not defined in this Supplement have the meanings set forth in the Proxy Statement.
If you have already voted by Internet, telephone, or mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Important information regarding how to vote your shares and revoke proxies is available in the Proxy Statement under the caption “General Information About the Annual Meeting and Voting – Commonly Asked Questions and Answers about the Annual Meeting – How do I vote my shares and what can I do if I change my mind after I vote my shares?” on page 6 of the Proxy Statement.
Transition Agreement
The Transition Agreement provides that Mr. Luthar will resign effective September 30, 2024 (unless an earlier date is mutually agreed between the Company and Mr. Luthar) (the period between the date of the Transition Agreement and such resignation date is referred to herein as the “Transition Period”). During the Transition Period, Mr. Luthar will be available to assist the Company and provide transitional support as needed, as a non-executive

employee.
In determining to enter into the Transition Agreement and making the compensation determinations for Mr. Luthar described below, the Board of Directors and the Compensation and Succession Committee considered the obligations of Mr. Luthar under the Transition Agreement, which, among other things, require Mr. Luthar to assist in transition and cooperate with the Company during the Transition Period and thereafter, return any Company property, and comply with his confidentiality obligations, a non-disparagement

provision and the restrictive covenants applicable under the equity award agreements to which he is a party, in addition to being subject to a release of any claims against the Company.
Pursuant to the Transition Agreement, Mr. Luthar will receive a payment under the Company’s 2023 annual cash incentive program in the amount of $743,419. As disclosed in the Proxy Statement, awards under the 2023 annual cash incentive program were based on both Company performance (75% weight) and individual performance (25% weight). For 2023, the Compensation and Succession Committee determined that ADM attained results leading to an overall Company performance portion payout of 95.9% of target. In connection with the Transition Agreement, the Compensation and Succession Committee determined that Mr. Luthar would not receive any payout for his individual performance component of the 2023 annual cash incentive program. As a result, the Compensation and Succession Committee approved a total payout for Mr. Luthar of $743,419, which was 95.9% of his target cash incentive opportunity of $775,000 and which, as discussed above and in the Proxy Statement, is based solely on the same Company performance payout of 95.9% of target which was taken into account in calculating the annual cash incentive payments for all of the other named executive officers. Such amount will be paid to Mr. Luthar within 30 days following April 27, 2024.
As discussed in the Proxy Statement, in March 2024, the Compensation and Succession Committee determined that the performance share units (“PSUs”) granted in 2021 with a three-year performance period of 2021 – 2023 (the “2021 PSUs”) were earned at 100% of target. Because Mr. Luthar was on administrative leave when that determination was made, the Compensation and Succession Committee did not approve any earned 2021 PSUs for him at that time. In connection with the Transition Agreement, the Compensation and Succession Committee approved that Mr. Luthar’s 2021 PSUs were also earned at 100% of target (which, as discussed above and in the Proxy Statement, is the same percentage of target applied to the 2021 PSUs for all of the other named executive officers who had been granted 2021 PSUs), which equaled 7,318 PSUs. Such PSUs were deemed earned and vested as of April 27, 2024.

ADM Proxy Statement Supplement 2024 | 1

The Transition Agreement provides that while employed during the Transition Period, Mr. Luthar will continue to be paid his annual base salary at the current rate of $775,008, and will be eligible to continue to participate in the Company’s benefit plans subject to their terms. Mr. Luthar has not been awarded any new ADM equity awards in 2024 and no new equity awards are contemplated by the Transition Agreement. Following his resignation date, consistent with the Company’s guidelines under the cash incentive plan and the terms of the equity award agreements applicable upon retirement (the age and service requirements of which Mr. Luthar has met), Mr. Luthar will be eligible to receive a prorated 2024 annual cash performance incentive payment (based solely on Company performance metrics and provided he remains an employee through July 1, 2024) and retirement treatment for purposes of his outstanding ADM equity awards. The foregoing compensation and benefits are subject to the terms of the Transition Agreement, a copy of which was filed as an exhibit to the Form

8-K

that ADM filed with the SEC on April 22, 2024.
Compensation Table Updates
Certain of the compensation actions related to Mr. Luthar as provided in the Transition Agreement impact his 2023 compensation as disclosed in the Proxy Statement. As a result, we are providing the following updated tables and related footnotes from the Proxy Statement, which update disclosures related to Mr. Luthar as follows:

•
reproducing the Summary Compensation Table, set forth on page 58 of the Proxy Statement, with changes for fiscal year 2023 information for Mr. Luthar in the columns titled

“Non-Equity

Incentive Plan Compensation” and “Total,” as well as the removal of a sentence in footnote (3), in each case to reflect the determination and payment of Mr. Luthar’s 2023 annual cash incentive since the filing date of the Proxy Statement;

•
reproducing the Outstanding Equity Awards at Fiscal Year 2023

Year-End

table, set forth on page 62 of the Proxy Statement, with changes to Mr. Luthar’s amounts in the columns titled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” as well as information related to Mr. Luthar’s PSUs in footnote (4) to such table, in each case to reflect the number of Mr. Luthar’s 2021 PSUs that have been determined to have been earned since the filing date of the Proxy Statement;

•
reproducing the Option Exercises and Stock Vested During Fiscal Year 2023 table, set forth on page 63 of the Proxy Statement, with changes to Mr. Luthar’s amounts in the columns titled “Number of Shares Acquired on Vesting” and “Value Realized on Vesting” and the removal of a sentence in footnote (2), in each case to reflect the number of Mr. Luthar’s 2021 PSUs that have been determined to have been earned since the filing date of the Proxy Statement; and

•
reproducing the Pay Versus Performance section beginning on page 71 of the Proxy Statement, to update the information regarding the

Non-PEO

NEOs to reflect the updated total compensation of Mr. Luthar for 2023 as reported in the updated Summary Compensation Table included in this Supplement.

This updated information is provided below and replaces the information originally included in the Proxy Statement in its entirety.
Please note that we are not reproducing the table on page 69 in the “Termination of Employment and Change in Control Arrangements” section of the Proxy Statement, since the amounts shown in that table in the row titled “Vesting of nonvested PSU awards” under Mr. Luthar’s name, in the columns titled “Death” and “Change in Control

(Non-Assumption

of Awards or Involuntary Termination Without Cause or Termination for Good Reason)” were calculated using the target number of 2021 PSUs. Since it has been subsequently determined that Mr. Luthar’s 2021 PSUs were earned at the target level, no changes or updates to those amounts are necessary.

2 | ADM Proxy Statement Supplement 2024

Summary Compensation Table

The following table summarizes the compensation for the fiscal years noted of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

J. R. LUCIANO Board Chair, CEO and President	2023	1,482,918	—	17,919,686	3,609,611	117,551	1,284,902	24,414,668
	2022	1,429,174	—	17,727,259	4,712,540	—	880,205	24,749,178
	2021	1,400,004	—	15,939,571	5,320,000	59,843	789,423	23,508,841

V. LUTHAR(6) Former Senior Vice President and Chief Financial Officer	2023	770,840	—	3,492,888	743,419	93,909	158,604	5,259,660
	2022	704,798	—	2,411,505	1,231,500	—	90,624	4,438,428

R. B. JONES(7) Senior Vice President, General Counsel and Secretary	2023	236,091	630,000	5,620,122	292,237	7,047	248,340	7,033,837

G. A. MORRIS Senior Vice President and President, Agricultural Services and Oilseeds	2023	714,000	—	3,239,765	863,405	214,426	241,841	5,273,437
	2022	711,668	—	3,223,194	1,172,388	—	204,083	5,311,334
	2021	695,840	—	3,187,979	1,330,000	—	203,404	5,417,223

C. M. CUDDY(8) Senior Vice President and President, Carbohydrate Solutions	2023	660,834	—	3,138,499	801,733	171,259	237,598	5,009,923
	2022	650,004	—	3,223,194	1,067,300	—	177,288	5,117,787

V. F. MACCIOCCHI(9) Former Senior Vice President, President, Nutrition, and Chief Sales and Marketing Officer	2023	714,000	—	3,239,765	684,905	51,734	218,435	4,908,839
	2022	711,668	—	5,245,225	1,100,988	—	196,351	7,254,232
	2021	695,840	—	3,187,979	1,295,000	24,191	206,514	5,409,524

(1)

The amount reported in this column represents a one-time sign-on bonus for Ms. Jones, intended to replace the prorated 2023 annual cash incentive that she forfeited from her prior employer to join the Company, which amount was paid in early 2024.

(2)

Stock awards in 2023 consisted of RSU awards and PSU awards. The amounts reported in this column represent the aggregate grant date fair value of the RSU awards for fiscal years 2023, 2022, and 2021 and of the target level of the PSU awards for fiscal years 2023, 2022 and 2021. We calculated these amounts in accordance with the provisions of

ADM Proxy Statement Supplement 2024 | 3

FASB ASC Topic 718 utilizing the assumptions discussed in Note 11 to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The grant date fair value of the 2023 RSUs and the grant date fair value of the 2023 PSUs if target performance and maximum performance is achieved are as follows:

		PSUs
Name	RSUs	Target	Maximum

J. R. Luciano	$7,167,907	$10,751,779	$21,503,558

V. Luthar	$1,397,155	$2,095,733	$4,191,466

R. B. Jones	$4,240,116	$1,380,006	$2,760,012

G. A. Morris	$1,295,890	$1,943,875	$3,887,750

C. M. Cuddy	$1,255,416	$1,883,083	$3,766,166

V. F. Macciocchi	$1,295,890	$1,943,875	$3,887,750

(3)

The amounts reported in this column represent amounts earned under our annual incentive plan during each of the respective fiscal periods shown. In each case, the amounts were paid after the close of the applicable fiscal period.

(4)

The amounts reported in this column for 2023 represent the aggregate change in actuarial present value of each named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans from December 31, 2022 to December 31, 2023, using the same assumptions used for financial reporting purposes except that retirement age is assumed to be the normal retirement age (65) specified in the plans. No NEO received above market or preferential earnings on deferred compensation. To derive the change in pension value for financial reporting purposes, the assumptions used to value pension liabilities on December 31, 2023 were an interest rate of 4.96% for the ADM Retirement Plan, an interest rate of 4.84% for the ADM Supplemental Retirement Plan, and mortality was determined using the PRI-2012 mortality table, with a white collar adjustment, projected generationally using Scale MP-2021. The assumptions used to value pension liabilities on December 31, 2022 were an interest rate of 5.14% for the ADM Retirement Plan, an interest rate of 5.02% for the ADM Supplemental Retirement Plan, and mortality was determined using the PRI-2012 mortality table, with a white collar adjustment, projected generationally using Scale MP-2021.

(5)

The amounts reported in this column for 2023 include costs for use of company-leased aircraft and spousal travel, relocation stipend, value of company-provided life insurance, imputed value of company-provided life insurance, the value of health insurance company-paid premiums, costs for executive healthcare services, dividend equivalents paid on unvested RSUs, accrued dividends for unvested 2023 PSUs (dividends were credited starting with the 2023 PSUs), company contributions under the 401(k) and ESOP, and charitable gifts pursuant to the Company’s matching charitable gift program. In 2023, we began making personal financial planning services available to our executive officers, but because such services are provided by the provider of other services to the Company, and such provider does not charge any additional amounts for the individual financial planning services to our executive officers, there is no incremental cost to the Company for such services. Specific perquisites and other items applicable to each NEO listed are identified below by an “X”. Where a perquisite exceeded $10,000 for an individual, the dollar amount is given.

Name	Personal Aircraft Use and Spousal Travel ($)	Relocation Stipend ($)	Imputed Income	Health Insurance Company Paid Premiums & Company- Provided Life Insurance ($)	Executive Healthcare Services	Dividend Equivalents Paid on Unvested RSUs and Accrued on Unvested 2023 PSUs ($)	Matching Charitable Gifts	401(k) Company Contributions ($)

J. R. Luciano	340,716	—	X	15,714	X	902,498	X	16,500

V. Luthar	—	—	X	21,595	X	114,847	X	16,500

R. B. Jones	—	200,000	X	X	—	32,062	—	8,633

G. A. Morris	—	—	X	21,510	X	175,149	25,000	16,500

C. M. Cuddy	—	—	X	13,801	X	167,672	36,116	16,500

V. F. Macciocchi	—	—	X	21,510	X	175,149	—	16,500

Aggregate incremental cost to our Company of perquisites and personal benefits is determined as follows. In the case of payment of expenses related to items such as executive healthcare services, incremental cost is determined by the amounts paid to third-party providers. In the case of personal use of company-leased aircraft, incremental cost is based solely on variable costs under the agreements with the lessor of the aircraft, and does not include fixed or other costs.

(6)

Mr. Luthar was appointed Senior Vice President and Chief Financial Officer on April 7, 2022. As permitted by SEC rules, because 2022 was Mr. Luthar’s first year as an NEO, the compensation paid to him prior to 2022 is not included in this table. Mr. Luthar was no longer an executive officer of the Company as of April 19, 2024.

(7)	Ms. Jones joined the Company as Senior Vice President, General Counsel and Secretary on September 5, 2023.

(8)	Mr. Cuddy was not an NEO in 2021.

(9)

Mr. Macciocchi was no longer an executive officer of the Company as of November 13, 2023, but remained employed by the Company in a transition support role until his retirement from the Company on December 31, 2023.

4 | ADM Proxy Statement Supplement 2024

Outstanding Equity Awards at Fiscal Year 2023 Year-End

The following table summarizes information regarding unexercised stock options, unvested RSUs, and unearned PSUs and PRSUs for the named executive officers as of December 31, 2023.

		OPTION AWARDS				STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

J. R. LUCIANO	2-11-2016	581,099	—	33.18	2-11-2026
	2-12-2015	324,821	—	46.92	2-12-2025
						325,940	23,539,387	269,396	19,455,779

V. LUTHAR	2-11-2016	28,366	—	33.18	2-11-2026

						35,354	2,553,266	42,054	3,037,140

R. B. JONES	—	—	—	—	—	53,754	3,882,114	17,495	1,263,489

G.A. MORRIS	—	—	—	—	—	61,833	4,465,579	48,847	3,527,730

C. M. CUDDY	—	—	—	—	—	61,337	4,429,758	48,102	3,473,926

V. F. MACCIOCCHI	—	—	—	—	—	61,833	4,465,579	75,012	5,417,367

(1)	Stock option awards vest at a rate of 20% of the subject shares per year on each of the first five anniversaries of the grant date.

(2)	The RSUs reported in this column vest on the dates and in the amounts set forth below.

	Restricted Stock Units Vesting On:
Name	2/9/24	2/11/24	9/5/24	2/9/25	2/10/25	4/11/25	9/5/25	2/9/26	9/5/26

J. R. Luciano	29,867	146,342	—	28,988	91,756	—	—	28,987	—

V. Luthar	5,822	7,318	—	5,650	4,171	6,743	—	5,650	—

R. B. Jones	—	—	25,011	—	—	—	24,894	—	3,849

G. A. Morris	5,400	29,269	—	5,241	16,683	—	—	5,240	—

C. M. Cuddy	5,231	29,269	—	5,077	16,683	—	—	5,077	—

V. F. Macciocchi	5,400	29,269	—	5,241	16,683	—	—	5,240	—

ADM Proxy Statement Supplement 2024 | 5

(3)	Based on the closing market price of a share of our common stock on the New York Stock Exchange on December 29, 2023, the last trading day of 2023, which was $72.22.

(4)

The awards reported in this column represent 2022 PSU, 2022 PRSU and 2023 PSU awards that each will vest at the end of the three-year performance period. The number of PSUs that the executive officer will receive is dependent upon the achievement of certain financial metrics approved by the Compensation and Succession Committee measuring: in the case of the 2022 PSUs and the 2023 PSUs, Adjusted ROIC, Adjusted EPS and a two-goal ESG modifier; and in the case of the PRSUs, metrics related to the Company’s Nutrition segment. The amount of PSUs and PRSUs shown is the target number of units that could be earned and paid out in shares.

This table does not include the 2021 PSU awards that were earned for the 2021-2023 performance period, because those earned PSUs were not subject to an additional service-based vesting period and instead vested upon the Compensation and Succession Committee’s determination of the number of PSUs earned. The earned 2021 PSUs are reported in the “Option Exercises and Stock Vested During Fiscal Year 2023” table.

The PSUs and PRSUs reported in this column have the following performance periods in the following amounts.

	Performance Share Units/PRSUs:
Name	Performance Period 1/1/22 to 12/31/24		Performance Period 1/1/23 to 12/31/25

J. R. Luciano	137,634		131,762

V. Luthar	16,371		25,683

R. B. Jones	—		17,495

G. A. Morris	25,025		23,822

C. M. Cuddy	25,025		23,077

V. F. Macciocchi	51,190	(a)	23,822

(a)

Of this amount, 26,165 represent PRSUs that Mr. Macciocchi forfeited upon his retirement from the Company on December 31, 2023. All other equity awards held by Mr. Macciocchi as of December 31, 2023 continue to vest in accordance with their original vesting schedule.

Option Exercises and Stock Vested During Fiscal Year 2023

The following table summarizes information regarding stock options exercised by the named executive officers during the fiscal year ended December 31, 2023 and RSU and PSU awards to the named executive officers that vested during that same period.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired On Vesting (#)(2)	Value Realized on Vesting ($)(3)

J. R. LUCIANO	—	—	321,086	23,024,279

V. LUTHAR	—	—	18,386	1,348,384

R. B. JONES	—	—	—	—

G. A. MORRIS	—	—	75,868	5,561,256

C. M. CUDDY	—	—	64,218	4,604,907

V. F. MACCIOCCHI	—	—	75,868	5,561,256

(1)

Represents the difference between the market value of the shares acquired upon exercise (calculated using the closing sale price of the shares on the NYSE on the date preceding the exercise date) and the aggregate exercise price of the shares acquired.

(2)

Reflects vesting of the 2020 RSUs during 2023, and the number of 2021 PSUs that were earned for the 2021-2023 performance period and vested upon the effectiveness of the Compensation and Succession Committee’s determination of the number of PSUs earned.

(3)

Represents the market value of the shares issued in settlement of 2020 RSU and 2021 PSU awards on the date the awards vested, calculated using the closing sale price reported on the NYSE on the trading date immediately prior to the vesting date, before shares were withheld for taxes.

6 | ADM Proxy Statement Supplement 2024

Pay Versus Performance
PAY VERSUS PERFORMANCE TABLE
The following table sets forth compensation information of our CEO (the “PEO”) and other NEOs (the
“Non-PEO
NEOs”), on an average basis, along with total shareholder return, net income, and ROIC performance results for our fiscal years 2023, 2022, 2021 and 2020. For additional information regarding the Company’s pay-for-performance
philosophy and compensation objectives, including emphasizing multiple performance factors tied to stockholder value creation over short and long-term time horizons, refer to the Compensation Discussion and Analysis (“CD&A”).

Fiscal Year	Summary Compensation Table (SCT) Total For PEO 1 ($)	Compensation Actually Paid (CAP) to PEO 2 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 2 ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)	Company Selected Measure: Adjusted ROIC 4
					Total Shareholder Return (TSR) 3 ($)	Peer Group TSR 3 ($)

2023	24,414,668	(271,382)	5,497,139	2,081,427	72.00	65.40	3,483,000,000	12.2%

2022	24,749,178	65,662,660	5,891,112	14,567,967	116.10	24.40	4,340,000,000	13.6%

2021	23,508,841	60,063,855	6,078,204	15,161,710	54.40	57.20	2,709,000,000	10.0%

2020	22,749,628	33,167,553	7,169,286	9,758,997	12.50	21.50	1,772,000,000	7.7%

(1)
For each of 2023, 2022, 2021 and 2020, our PEO was Juan Luciano. For each of 2021 and 2020, the
Non-PEO
NEOs were Ray Young, Vincent Macciocchi, Gregory Morris, and Joseph Taets. For 2022, the
Non-PEO
NEOs included the same NEOs as in 2021 and 2020, as well as Vikram Luthar and Christopher Cuddy. For 2023, the
Non-PEO
NEOs were Vikram Luthar, Regina Jones, Gregory Morris, Christopher Cuddy and Vincent Macciocchi.

(2)
The dollar amounts reported represent the Compensation Actually Paid (“CAP”) to Mr. Luciano and the
Non-PEO
NEOs in accordance with, and using the adjustments set forth in, Item 402(v) of Regulation
S-K.
The following adjustments related to pension plans and equity awards were made to their total compensation each year as reported in the SCT to determine the CAP:

Reconciliation of PEO Summary Compensation Table Total to Compensation Actually Paid

Fiscal Year	Reported SCT Total ($)	Reported Value of Equity Awards ($)	Equity Award Adjustments ($)	Dividends Paid or Accrued on Unvested Shares and Stock Options ($)	Reported Change in the Actuarial Present Value of Pension Benefits ($)	Pension Benefit Adjustments ($)	Compensation Actually Paid ($)

2023	24,414,668	(17,919,686)	(7,597,412)	902,498	(117,551)	46,100	(271,382)

2022	24,749,178	(17,727,259)	57,902,844	689,008	—	48,889	65,662,660

2021	23,508,841	(15,939,571)	51,787,958	718,567	(59,843)	47,903	60,063,855

2020	22,749,628	(15,940,148)	25,738,557	692,287	(112,853)	40,082	33,167,553

ADM Proxy Statement Supplement 2024 | 7

Reconciliation of Non-PEO NEOs Summary Compensation Table Total to Compensation Actually Paid

Fiscal Year	Reported SCT Total ($)	Reported Value of Equity Awards ($)	Equity Award Adjustments ($)	Dividends Paid or Accrued on Unvested Shares and Stock Options ($)	Reported Change in the Actuarial Present Value of Pension Benefits ($)	Pension Benefit Adjustments ($)	Compensation Actually Paid ($)

2023	5,497,139	(3,746,208)	288,332	132,976	(107,675)	16,864	2,081,427

2022	5,891,112	(3,657,711)	12,165,647	143,963	—	24,956	14,567,967

2021	6,078,204	(3,533,337)	12,401,366	184,138	(14,810)	46,149	15,161,710

2020	7,169,286	(4,556,257)	7,322,254	179,588	(398,558)	42,685	9,758,997

(3)
Our peer group for the calculation of TSR is the S&P 100, which is the industry index used to show our performance in our CD&A. TSR, in the case of both the Company and our peer group, reflects the cumulative return on $100 as if invested on December 31, 2019, including reinvestment of any dividends, and is rounded to the nearest tenth.

(4)
Our company selected measure, which we believe represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the NEOs for 2023 to company performance, is Adjusted ROIC. Adjusted ROIC is one of the metrics under both the 2023 annual cash incentive program and the 2023 PSUs. Adjusted ROIC (return on invested capital, adjusted to exclude the impact of certain items) is a non-GAAP
financial measure. Annex A to the Proxy Statement provides a more detailed definition of this term, a reconciliation to the most directly comparable GAAP financial measure, and related disclosures about the use of this non-GAAP
financial measure.

In order to calculate CAP, the following amounts were excluded from or added to the SCT total compensation:

Reconciliation of the Pension and Equity Award Adjustments for the PEO’s Compensation Actually Paid

Fiscal Year	Reported SCT Total ($)	Pension & Equity amounts reported in SCT ($)	Pension value attributable to covered years’ service and any change in pension value attributable to plan amendments made in covered year ($)	Dividends paid or accrued on unvested shares and stock options ($)	Change in fair value related to equity awards a,b ($)	CAP ($)

2023	24,414,668	(18,037,237)	46,100	902,498	(7,597,412)	(271,382)

2022	24,749,178	(17,727,259)	48,889	689,008	57,902,844	65,662,660

2021	23,508,841	(15,999,414)	47,903	718,567	51,787,958	60,063,855

2020	22,749,628	(16,053,001)	40,082	692,287	25,738,557	33,167,553

Reconciliation of the Pension and Equity Award Adjustments for the Average of Non-PEO NEO’s Compensation Actually Paid

Fiscal Year	Reported SCT Total ($)	Pension & Equity amounts reported in SCT ($)	Pension value attributable to covered years’ service and any change in pension value attributable to plan amendments made in covered year ($)	Dividends paid or accrued on unvested shares and stock options ($)	Change in fair value related to equity awards a,b ($)	CAP ($)

2023	5,497,139	(3,853,883)	16,864	132,976	288,332	2,081,427

2022	5,891,112	(3,657,711)	24,956	143,963	12,165,647	14,567,967

2021	6,078,204	(3,548,148)	46,149	184,138	12,401,366	15,161,710

2020	7,169,286	(4,954,815)	42,685	179,588	7,322,254	9,758,997

(a)	With respect to performance-based equity awards, change in fair value is based on the probable outcome of the related performance metrics.

(b)	The amounts deducted or added are as follows to determine the equity award adjustments for year-over-year change in fair value:

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PEO

Fiscal Year	Fair Value at Covered Year- End of Equity Awards Granted in Covered Year	Year-over-Year Change in Fair Value of Awards Granted in Prior Years that are Unvested at End of Covered Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	Fair Value at End of the Prior Year of Prior Year Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	Value of Dividends or other Earnings Paid or Accrued on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2023	23,167,914	(25,124,590)	—	(5,640,736)	—	—	(7,597,412)

2022	29,050,156	24,982,970	—	3,869,718	—	—	57,902,844

2021	29,297,900	19,489,626	—	3,000,433	—	—	51,787,958

2020	25,686,592	408,760	—	(356,795)	—	—	25,738,557
Average
Non-PEO
NEOs

Fiscal Year	Fair Value at Covered Year- End of Equity Awards Granted in Covered Year	Year-over-Year Change in Fair Value of Awards Granted in Prior Years that are Unvested at End of Covered Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	Fair Value at End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	Value of Dividends or other Earnings Paid or Accrued on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2023	4,605,203	(3,418,100)	—	(898,772)	—	—	288,332

2022	6,009,503	5,340,024	—	816,121	—	—	12,165,647

2021	6,494,489	5,193,596	—	713,281	—	—	12,401,366

2020	7,342,134	57,093	—	(76,973)	—	—	7,322,254
FINANCIAL PERFORMANCE MEASURES
The three financial performance measures listed below represent the most important measures used to link compensation actually paid to the NEOs for 2023 to Company performance, as further described in the CD&A.

•	Adjusted ROIC

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)

•	Adjusted earnings per share (EPS)

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RELATIONSHIP BETWEEN COMPENSATION PAID AND PERFORMANCE
The below charts show the relationship between Compensation Actually Paid to our PEO and the average of the other NEOs (as shown in the above Pay versus Performance Table), and the following: net income, Company TSR, peer group TSR, and Adjusted ROIC.
Compensation Actually Paid versus Net Income

Compensation Actually Paid versus Company TSR and Peer Group TSR

*	TSR valuations are based upon a fixed value initial investment of $100 as of December 31, 2019 for determination of both peer group and Company TSR from 2020 through 2023.

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Compensation Actually Paid versus Adjusted ROIC*

*	Adjusted ROIC is a non-GAAP financial measure. See Annex A to the Proxy Statement for a reconciliation to the most directly comparable GAAP financial measure.

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